EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-215119, 333-231514, and 333-238798) on Form S-8 and registration statements (Nos. 333-215621, 333-214355, 333-219739, 333-241649, and 333-254300) on Form S-3 of our reports dated February 24, 2022, with respect to the consolidated financial statements of Centennial Resource Development, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Denver, Colorado
February 24, 2022